EXHIBIT 99.1

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 22, 2015, Handy & Harman Ltd. ("HNH") completed the previously announced sale of Arlon, LLC ("Arlon") to Rogers Corporation ("Rogers") for $157 million in cash. The operations of Arlon comprised substantially all of HNH's former Arlon Electronic Materials segment, which manufactures high performance materials for the printed circuit board industry and silicone rubber-based materials. The following unaudited pro forma condensed consolidated financial statements of HNH are being presented to give effect to the disposition of Arlon.

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The unaudited pro forma condensed consolidated balance sheet of HNH as of September 30, 2014 was prepared as if the disposition of Arlon had occurred on September 30, 2014, and the pro forma adjustments give effect to events that are directly attributable to the transaction, regardless if they have a continuing impact or are nonrecurring.

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The unaudited pro forma condensed consolidated income statements of HNH for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011 reflect the removal of Arlon's historical operating results from continuing operations and were prepared as if the disposition of Arlon had occurred on January 1, 2013. The pro forma adjustments give effect to events that are directly attributable to the transaction and have a continuing impact on the reported results of operations of HNH.

These unaudited pro forma condensed consolidated financial statements of HNH are derived from the audited and unaudited consolidated financial statements of HNH included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014. The pro forma adjustments are based on factually supportable available information and certain assumptions that management believes are reasonable.

These unaudited pro forma condensed consolidated financial statements do not purport to represent what the results of operations or financial position of HNH would actually have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of HNH for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma financial statements have been made.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Management's Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of HNH included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

Beginning with HNH's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Arlon's historical financial results for periods prior to the sale will be reflected in HNH's consolidated financial statements within discontinued operations.

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014

(in thousands)	(A) Historical HNH	(B) Arlon Operations		Pro Forma Adjustments		Pro Forma HNH
ASSETS
Current Assets:
Cash and cash equivalents	$30,613	$—		$—		$30,613
Trade and other receivables, net	97,421	(16,772)		—		80,649
Inventories, net	76,400	(8,623)		—		67,777
Deferred income tax assets - current	20,553	(1,241)		—		19,312
Prepaid and other current assets	9,166	(734)		—		8,432
Assets of discontinued operations	641	—		—		641
Total current assets	234,794	(27,370)		—		207,424
Property, plant and equipment at cost, net	91,054	(24,699)		—		66,355
Goodwill	77,564	(9,298)		—		68,266
Other intangibles, net	44,933	(10,859)		—		34,074
Investment in associated company	21,329	—		—		21,329
Deferred income tax assets	49,331	7,974		(20,600)	(C)	36,705
Other non-current assets	16,922	—		—		16,922
Total assets	$535,927	$(64,252)		$(20,600)		$451,075
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Trade payables	$49,031	$(6,439)		$—		$42,592
Accrued liabilities	28,311	(4,021)		(190)	(D)	24,100
Accrued environmental liabilities	1,786	—		—		1,786
Short-term debt	629	—		—		629
Current portion of long-term debt	352	—		—		352
Deferred income tax liabilities - current	401	—		—		401
Liabilities of discontinued operations	20	—		—		20
Total current liabilities	80,530	(10,460)		(190)		69,880
Long-term debt	220,272	—		(145,695)	(E)	74,577
Accrued pension liability	128,659	(997)		—		127,662
Other post-retirement benefit obligations	2,506	—		—		2,506
Other liabilities	6,452	(1,704)		—		4,748
Total liabilities	438,419	(13,161)		(145,885)		279,373
Commitments and Contingencies
Stockholders' Equity:
Common stock	136	—		—		136
Accumulated other comprehensive loss	(183,030)	462		—		(182,568)
Additional paid-in capital	568,110	—		259	(F)	568,369
Treasury stock, at cost	(70,298)	—		—		(70,298)
Accumulated deficit	(217,410)	(51,553)	(G)	125,026	(G)	(143,937)
Total stockholders' equity	97,508	(51,091)		125,285		171,702
Total liabilities and stockholders' equity	$535,927	$(64,252)		$(20,600)		$451,075

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands, except per share)	(A) Historical HNH	(B) Arlon Operations	Pro Forma Adjustments		Pro Forma HNH
Net sales	$546,040	$(77,483)	$—		$468,557
Cost of goods sold	390,513	(52,258)	—		338,255
Gross profit	155,527	(25,225)	—		130,302
Selling, general and administrative expenses	97,497	(11,577)	(397)	(D)	85,523
Pension expense	2,892	(87)	—		2,805
Operating income	55,138	(13,561)	397		41,974
Other:
Interest expense	5,627	(28)	—		5,599
Realized and unrealized gain on derivatives	(854)	—	—		(854)
Other expense	114	25	—		139
Income from continuing operations before tax and equity investment	50,251	(13,558)	397		37,090
Tax provision	19,944	(4,786)	159	(H)	15,317
Loss from associated company, net of tax	7,783	—	—		7,783
Income from continuing operations, net of tax	$22,524	$(8,772)	$238		$13,990
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$1.75				$1.09
Weighted-average number of common shares outstanding	12,858				12,858

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share)	(I) Historical HNH	(B) Arlon Operations	Pro Forma HNH
Net sales	$655,224	$(84,060)	$571,164
Cost of goods sold	470,349	(59,007)	411,342
Gross profit	184,875	(25,053)	159,822
Selling, general and administrative expenses	128,583	(14,170)	114,413
Pension expense	5,342	(136)	5,206
Operating income	50,950	(10,747)	40,203
Other:
Interest expense	13,705	(43)	13,662
Realized and unrealized gain on derivatives	(1,195)	—	(1,195)
Other expense	291	(51)	240
Income from continuing operations before tax and equity investment	38,149	(10,653)	27,496
Tax provision	16,028	(3,867)	12,161
Gain from associated company, net of tax	(6,006)	—	(6,006)
Income from continuing operations, net of tax	$28,127	$(6,786)	$21,341
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$2.12		$1.61
Weighted-average number of common shares outstanding	13,251		13,251

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per share)	(I) Historical HNH	(B) Arlon Operations	Pro Forma HNH
Net sales	$579,528	$(80,815)	$498,713
Cost of goods sold	410,042	(54,829)	355,213
Gross profit	169,486	(25,986)	143,500
Selling, general and administrative expenses	116,383	(14,479)	101,904
Pension expense	3,313	(118)	3,195
Operating income	49,790	(11,389)	38,401
Other:
Interest expense	16,719	(31)	16,688
Realized and unrealized gain on derivatives	(2,582)	—	(2,582)
Other expense	439	(5)	434
Income from continuing operations before tax	35,214	(11,353)	23,861
Tax provision	13,065	(3,429)	9,636
Income from continuing operations, net of tax	$22,149	$(7,924)	$14,225
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$1.70		$1.09
Weighted-average number of common shares outstanding	13,032		13,032

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share)	(I) Historical HNH	(B) Arlon Operations	Pro Forma HNH
Net sales	$579,764	$(81,282)	$498,482
Cost of goods sold	421,886	(58,790)	363,096
Gross profit	157,878	(22,492)	135,386
Selling, general and administrative expenses	105,283	(13,453)	91,830
Pension expense	6,357	(41)	6,316
Asset impairment charge	700	(690)	10
Operating income	45,538	(8,308)	37,230
Other:
Interest expense	16,268	(79)	16,189
Realized and unrealized gain on derivatives	(418)	—	(418)
Other expense	1,360	7	1,367
Income from continuing operations before tax	28,328	(8,236)	20,092
Tax benefit	(106,088)	(2,191)	(108,279)
Income from continuing operations, net of tax	$134,416	$(6,045)	$128,371
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$10.71		$10.22
Weighted-average number of common shares outstanding	12,555		12,555

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

HANDY & HARMAN LTD.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

(A)
Represents the unaudited consolidated balance sheet as of September 30, 2014 and the unaudited consolidated income statement for the nine months ended September 30, 2014 reported in HNH's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

(B)	Reflects the elimination of the assets and liabilities and results of operations of Arlon in accordance with Accounting Standards Codification 205-20, Discontinued Operations.

(C)
Reflects the utilization of $20,600 of HNH's U.S. federal net operating tax loss carryforwards in connection with the taxable gain on the sale of Arlon. The tax provision on the sale of Arlon is expected to total approximately $18,867, including the write-off of net current and non-current deferred tax assets (liabilities) totaling $1,241 and ($7,974), respectively, associated with the operations of Arlon and $5,000 in currently payable taxes. The unaudited pro forma condensed consolidated balance sheet assumes all cash taxes payable associated with the sale of Arlon were paid as of September 30, 2014.

(D)
Represents the elimination of one-time transaction costs associated with the sale of Arlon accrued ($190) as of September 30, 2014 and expensed ($397) by HNH during the nine months ended September 30, 2014. No similar adjustments are required for the years ended December 31, 2013, 2012 or 2011. The unaudited pro forma condensed consolidated balance sheet assumes all cash transaction costs, which include the broker's commission and other closing-related costs and exclude the non-cash stock-based compensation charges discussed below, associated with the sale of Arlon were paid as of September 30, 2014.

(E)
Represents the net cash proceeds, assuming payment of all cash taxes payable and one-time cash transaction costs, expected to be received in connection with the sale of Arlon. HNH is required to utilize the net cash proceeds to pay down amounts outstanding under its senior secured revolving credit facility. The amount of long-term debt to be repaid is comprised of the following:

Proceeds from the sale of Arlon	$157,000
Reduction in sale proceeds for certain Indebtedness, as defined in the stock purchase agreement	(2,052)
One-time cash transaction costs, excluding amounts paid prior to September 30, 2014	(4,253)
Estimated cash taxes payable associated with the sale of Arlon	(5,000)
Total repayment of long-term debt	$145,695

(F)	Represents the estimated impact of the acceleration of unvested restricted stock grants previously made to Arlon employees upon the sale of Arlon under signed employment agreements.

(G)	Net adjustments to accumulated deficit in connection with the sale of Arlon are comprised of the following:

Proceeds from the sale of Arlon	$157,000
Reduction in sale proceeds for certain Indebtedness, as defined in the stock purchase agreement	(2,052)
One-time transaction costs, including the acceleration of restricted stock grants	(4,322)
Book value of Arlon net assets transferred to Rogers, excluding deferred taxes	(57,824)
Estimated tax expense associated with the sale of Arlon	(18,867)
Reclassification of accumulated other comprehensive loss to income	(462)
Total adjustments to accumulated deficit	$73,473

(H)
Represents the tax effect of the elimination of one-time transaction costs associated with the sale of Arlon recorded by HNH during the nine months ended September 30, 2014 using HNH's effective tax rate for the period.

(I)	Represents the consolidated income statements for the years ended December 31, 2013, 2012 and 2011 reported in HNH's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.